UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: May 9, 2019

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number IRS Employer	Identification No.

55 Administration Road, Unit 13, Vaughan, Ontario, Canada L4K 4G9
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchanges on which registered

N/A	N/A	N/A

Section 3-	Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

Between May 9, 2019 and July 23, 2019, the Company issued 39,338,397 shares of its common stock (“Shares”) in private transactions with persons who are bona fide residents of Canada. The prices per share ranged from US$0.02 to $0.075.

In conjunction with the sale of the Shares, the Company issued its Common Stock Purchase Warrants (“Warrants”) to purchase up to an additional 45,828,958 shares of common stock, exercisable as follows:

(i)	37,715,610 are exercisable at $0.05 per share for three years;
(ii)	6,386,511 are exercisable at $0.06 per share for two years;
(iii)	964,285 are exercisable at $0.10 per share for two years;
(iv)	450,000 are exercisable at $0.15 per share for three years;
(v)	312,552 are exercisable at $0.15 per share for two years;

The Shares and the Warrants were issued pursuant to the exemption from registration provided by Regulation S adopted under the Securities Act of 1933, as amended, for offers and sales to a non “U.S. Person” in an “Offshore Transaction”, as those terms are defined in Regulation S.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.

Dated: July 25, 2019	By:	/s/ Rubin Schindermann
Chief Executive Officer